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                                                                      EXHIBIT 21

                               I-FLOW CORPORATION
                              LIST OF SUBSIDIARIES



                                                       State of Jurisdiction
Name                                                   Of Incorporation
----                                                   ----------------
Block Medical de Mexico, S.A. de C.V.                  Mexico

I-Flow International, Inc.                             U.S. Virgin Islands

Infusystem, Inc.*                                      California


*Not included in the Company's Consolidated Financial Statements.